EXHIBIT 5.01

September 14, 2016

BioPharmX Corporation

1098 Hamilton Court

Menlo Park, CA 94025

Ladies and Gentlemen:

At your request, as counsel to BioPharmX Corporation, a Delaware corporation (the “Company”), we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about September 14, 2016, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) an aggregate of 4,000,000 shares (the “EIP Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) subject to issuance by the Company upon the exercise or settlement of awards (including any stock option, restricted stock, stock bonus, stock appreciation right, restricted stock unit or award of performance shares) granted or to be granted under the Company’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”) and (ii) an aggregate of 660,000 shares  of Common Stock (the “Inducement Shares”) subject to issuance by the Company upon the exercise of non-plan inducement stock options to purchase up to 660,000 shares of Common Stock (the “Inducement Option Grants”) granted pursuant to Notice of Inducement Stock Option Grants and Inducement Stock Option Plan and Agreements (collectively, the “Inducement Option Agreements”).  The EIP Shares and the Inducement Shares are sometimes collectively referred to in this letter as the “Shares.” In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

1)             The Company’s Certificate of Incorporation, filed by the Company on April 24, 2014, and certified by the Delaware Secretary of State on April 25, 2014 (the “Certificate”).

2)             The Company’s Bylaws, certified by the Company’s Secretary on April 25, 2014 and certified by the Company to be the currently effective bylaws of the Company in the Opinion Certificate, as defined below (the “Bylaws”).

3)             The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

4)             The Prospectus prepared in connection with the Registration Statement.

5)             Copies of corporate proceedings of the Company’s Board of Directors (the “Board”) and the Company’s stockholders relating to adoption and/or approval of (i) the Certificate, (ii) the Bylaws, (iii) the 2016 Plan, (iv) the Inducement Option Agreements, (v) the filing of the Registration Statement and (vi) the reservation by the Company of the

Shares for sale and issuance pursuant to the 2016 Plan and the Inducement Option Agreements.

6)             The stock records that the Company has provided to us (consisting of a list of stockholders of the Company and their stock holdings issued by the Company’s transfer agent and dated September 14, 2016, a list of holders of options, warrants and any other rights to purchase or otherwise acquire shares of the Company’s capital stock from the Company, and a list of all shares of capital stock of the Company currently reserved for issuance by the Company prepared by the Company and dated September 14, 2016  verifying the number of such issued and outstanding securities).

7)             The 2016 Plan.

8)             The Forms of Stock Bonus Award Agreement, Restricted Stock Unit Agreement, Restricted Stock Agreement, Stock Appreciation Right Award Agreement and Stock Option Agreement filed with the Registration Statement (collectively, the “2016 Plan Documents”).

9)             The Inducement Option Agreements.

10)      A Certificate of Good Standing issued by the Delaware Secretary of State dated September 14, 2016, stating that the Company is in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).

11)      An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations, including representations regarding documents listed above (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.  In giving our opinion, we have also relied upon a Certificate of Good Standing and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the Delaware General Corporation Law.

Based upon, and subject to, the foregoing, it is our opinion that:

(1)                                 The 4,000,000 EIP Shares that may be issued and sold by the Company upon the exercise or settlement of awards (including any stock option, restricted stock, stock bonus, stock appreciation right, restricted stock unit or award of performance shares) granted or to be granted under the 2016 Plan, when issued, sold and delivered by the Company against the Company’s receipt of payment therefor (in an amount and type of consideration not less than the par value per Share) in accordance with the terms (including payment provisions) of the 2016 Plan and the 2016 Plan Documents entered or to be entered into under the 2016 Plan and in the manner and for the consideration stated in the Registration Statement and the Prospectus and have been duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, will be validly issued, fully paid and nonassessable; and

(2)                                 The 660,000 Inducement Shares that may be issued and sold by the Company against the Company’s receipt of payment therefor (in an amount and type of consideration not less than the par value per Share) in accordance with the terms (including payment provisions) of the applicable Inducement Option Agreements and in the manner and for the consideration stated in the Registration Statement and the Prospectus and have been duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion speaks only as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Robert A. Freedman
Robert Freedman, a Partner